                                                                Exhibit 99(p)(4)

                        WINSLOW CAPITAL MANAGEMENT, INC.
                                 CODE OF ETHICS

                            REVISED NOVEMBER 24, 2003

I.    DEFINITIONS

      A. "Access Person" means any director, officer, or Advisory Person of Winslow.

      B. "Advisory Person" means any employee of Winslow (including Portfolio Managers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding decisions or recommendations to purchase or sell securities for any Client account, or whose functions relate to the making of any such decisions or recommendations with respect to such purchases or sales, and any natural person in a control relationship to Winslow who obtains information concerning any such decisions or recommendations.

      C. "Beneficial Ownership" means any person with a direct or indirect pecuniary interest in securities (generally, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security). Questions regarding whether any arrangement constitutes the Beneficial Ownership of securities should be directed to the Compliance Officer.

      D. "Client" means any persons for whom Winslow serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940 and the rules and regulations issued by the Securities and Exchange Commission under that Act.

      E. "Compliance Officer" means the person designated by Winslow from time to time as the Compliance Officer under this Code of Ethics.

      F. "EXCESSIVE OR ABUSIVE TRADING" MEANS EFFECTING PURCHASES OR SALES OF SHARES IN A REGISTERED OPEN-END INVESTMENT COMPANY (MUTUAL FUND) WITH A FREQUENCY, OR OTHERWISE IN A MANNER (INCLUDING SEEKING TO PROFIT FROM DIFFERENCES IN THE TIMING OF VALUATION OF FOREIGN SECURITIES HELD IN THE FUND'S INVESTMENT PORTFOLIO), THAT IS LIKELY TO BE DETRIMENTAL TO THE INTERESTS OF OTHER SHAREHOLDERS IN THE FUND, REGARDLESS OF WHETHER SUCH PURCHASES AND SALES ARE EFFECTED FOR PURPOSES OF MARKET TIMING OR OTHERWISE.

      G. "LATE TRADING" MEANS EFFECTING PURCHASES OR SALES OF SHARES IN A REGISTERED OPEN-END INVESTMENT COMPANY (MUTUAL FUND) AFTER ITS NET ASSET VALUE PER SHARE HAS BEEN DETERMINED (TYPICALLY FOLLOWING THE 4:00 P.M. CLOSE OF NORMAL TRADING ON THE NEW YORK STOCK EXCHANGE) AT SUCH PREVIOUSLY-DETERMINED NET ASSET VALUE PER SHARE.

      H. "MARKET TIMING" MEANS EFFECTING PURCHASES OR SALES OF SHARES IN A REGISTERED OPEN-END INVESTMENT COMPANY (MUTUAL FUND) WITH A VIEW TO PROFITING FROM SHORT-TERM MOVEMENTS IN THE SECURITIES MARKETS, REGARDLESS OF WHETHER SUCH PURCHASES AND SALES VIOLATE THE MARKET TIMING POLICIES OF THE FUND.

      I. "Portfolio Manager" means any employee of Winslow or of any company in a control relationship to Winslow who has direct responsibility and authority to make investment decisions affecting Winslow or its Clients.

      J. "Winslow" means Winslow Capital Management, Inc., a Minnesota corporation.

II.   STATEMENT OF GENERAL PRINCIPLES

      A.   It is the policy of Winslow that:

           (1) With respect to their personal investment activities, it is the duty of Access Persons at all times to place the interests of Clients first.

           (2) All personal securities transactions of Access Persons be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Access Person's position of trust and responsibility.

           (3) Access Persons should not take inappropriate advantage of their positions with respect to their personal investment activities.

      B.   To avoid the possible appearance of any violation of fiduciary duty:

           (1) Winslow strongly recommends that Access Persons effect no purchases of any securities held in client portfolios or reasonably likely to be purchased for client portfolios in the near term.

           (2) Winslow strongly encourages all Access Persons to invest in mutual funds with respect to which Winslow acts as the investment adviser or as a subadviser or in other mutual funds.

III.  RESTRICTIONS

      A. PROHIBITED ACTIVITIES UNDER RULE 17j-1(a). Any violation of Rule 17j-1(a) under the Investment Company Act of 1940 shall be a violation of this Code of Ethics. In general, Rule 17j-1(a) provides that it shall be unlawful for any Access Person in connection with the purchase or sale by the Access Person of a security held or to be acquired by a registered investment company with respect to which Winslow provides investment advice:

           (1) To employ any device, scheme or artifice to defraud such registered investment company;

           (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

           (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

           (4) To engage in any manipulative practice with respect to such registered investment company.

      B. COVENANT TO EXERCISE BEST JUDGMENT. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by a Client, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding investment advisory recommendations or portfolio transactions by a Client.

      C. NONDISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed securities transactions of a Client, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

      D. PROHIBITION ON INSIDER TRADING. No Access Person of Winslow shall directly or indirectly engage, participate, aid or assist in insider trading, on behalf of himself or herself or others. If an Access Person obtains information about a company which appears to be material non-public information, such Access Person shall immediately advise the Compliance Officer. The Compliance Officer, in turn, shall instruct each Portfolio Manager and each Access Person to refrain from trading (on behalf of Clients or on their own behalf) in such security until such time as the Compliance Officer further notifies such persons that the information has ceased to be material non-public information. Other than to the Compliance Officer, Access Persons shall not disclose or divulge any material non-public information, or the fact that material non-public information exists, to any other person.

      E. PROHIBITION ON LATE TRADING, EXCESSIVE OR ABUSIVE TRADING AND MARKET TIMING IN MUTUAL FUND SHARES. NO ACCESS PERSON SHALL DIRECTLY OR INDIRECTLY ENGAGE, OR DIRECTLY OR INDIRECTLY ENABLE, ASSIST OR PERMIT ANY OTHER PERSON TO ENGAGE, IN LATE TRADING, EXCESSIVE OR ABUSIVE TRADING OR MARKET TIMING WITH RESPECT TO SHARES OF ANY REGISTERED OPEN-END INVESTMENT COMPANY (MUTUAL FUND), WHETHER ADVISED OR SUB-ADVISED BY WINSLOW OR OTHERWISE.

IV.   PROHIBITED PURCHASES AND SALES

      A. Except in a transaction exempted by Section V of this Code of Ethics, no Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which a Client has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn.

      B. Advisory Persons may not, directly or indirectly, acquire any securities in an initial public offering.

      C. Advisory Persons may not, directly or indirectly, invest in a private placement of securities unless the individual receives prior approval of the Compliance Officer. Prior approval shall not be given if the Compliance Officer believes that the investment opportunity should be reserved for Clients or is being offered to the individual by reason of his or her position with Winslow. If the Advisory Person proposing to make such investment is also the Compliance Officer, the Advisory person must receive the prior approval of such Managing Director as may be designated by the CHIEF EXECUTIVE OFFICER (the "Designated Managing Director"). Advisory Persons who invest in securities in a private placement must disclose that investment to all Portfolio Managers who are considering an investment in the issuer of such securities on behalf of Client. The Compliance Officer shall independently review and shall retain a record of each approval of, and the rationale supporting, any direct or indirect acquisition by Advisory Persons of a beneficial interest in securities in a private placement.

      D. Except in transactions exempted by Section V of this Code of Ethics, Advisory Persons shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

      E. Advisory Persons shall not serve on the board of directors of publicly traded companies without prior authorization of the board of directors of Winslow. The board of directors of Winslow may authorize such board service only if it determines that such board service is consistent with the interests of Winslow and its Clients and where safeguards are implemented (either through a Chinese Wall or other procedure) to isolate the Advisory Person serving as a director from those making investment decisions.

      F. Portfolio Managers may not purchase or sell, directly of indirectly, securities within a seven (7) day period before or after a Client that he or she manages trades in the same security; except that any Portfolio Manager may submit a request to the Compliance Officer to sell such a security within the seven (7) day period following a complete sale by a Client in the same security. The Compliance Officer, in his or her sole discretion, may approve such request if the proposed sale is consistent with the Portfolio Manager's duty to place the interests of Clients first and does not inappropriately advantage the Portfolio Manager as a result of his or her position with respect to the Client.

V.    EXEMPTED TRANSACTIONS

      The provisions of Section IV of this Code of Ethics shall not apply to purchases or sales of securities which:

      A. Are effected in an account or in a manner over which the Access Person has no direct or indirect influence or control or are effected in the Winslow Capital Management Profit Sharing and Salary Savings Plan;

      B. Client accounts are not permitted to purchase or sell in accordance with their investment policies and restrictions;

      C. Are effected pursuant to a systematic dividend reinvestment, cash purchase, or withdrawal plan;

      D. Are effected in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class or its securities;

      E. Are issued by the government of the United States or, with respect to short-term debt securities, its agencies or instrumentalities, or are bankers' acceptances, bank certificates of deposits, commercial paper, or shares of registered open-end investment companies (mutual funds);

      F. Are effected in connection with the call by the issuer of a preferred stock or bond;

      G. Are effected in connection with the exercise by a another party of a put or call option; or

      H. Are effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five business days prior to such expiration.

VI.   PRE-CLEARANCE PROCEDURES

      The purpose of the pre-clearance procedures set forth below is to aid all Access Persons in avoiding prohibited purchase and sale transactions. The supervision and administration of these procedures is the direct responsibility of the Compliance Officer.

      A. RESPONSIBILITY OF ACCESS PERSONS. Each Access Person shall notify the Compliance Officer of the name of the company whose securities he or she intends to purchase or sell prior to making a non-exempt transaction. The Access Person shall not complete the contemplated transaction until the Compliance Officer gives a "yes" answer. Should the Compliance Officer give a "no" answer, the Access Person shall abstain from effecting the intended transaction. The Access Person may re-enter his or her request for pre-clearance of the same company name as many times as he or she wishes.

      B. AUTOMATIC PRE-CLEARANCE. Upon being notified by an Access Person of the name and company whose security he or she intends to purchase or sell as a non-exempt transaction, the Compliance Officer will take the following steps in a timely manner, without revealing the name of the Access Person seeking the pre-clearance authorization:

           (1) Ask the Portfolio Managers whether any securities or options therein of the company named, or any options on such securities, are being considered for sale or purchase for a Client within the next seven days.

           (2) If any of the Portfolio Managers gives a "yes" answer, the Compliance Officer will give a "no" answer to the Access Person requesting pre-clearance of the intended personal security transaction. If all of the Portfolio Managers give a "no" answer, the Compliance Officer will give a "yes" answer to the Access Person making the pre-clearance request. Such pre-clearance authorization is valid for two days. Every effort will be made to respond to the Access Person's request for pre-clearance the same day the request is made.

      C. PRE-CLEARANCE REQUEST WITHIN THE SEVEN-DAY WAITING PERIOD. In addition to the automatic pre-clearance procedure set forth in paragraph (B) above, any Access Person may submit a pre-clearance request within the seven-day waiting period. Such request may be cleared at the discretion of the Compliance Officer if all contemplated client activity in the security has been completed and the proposed transaction is consistent with such Client activity. Consistent activity would be where an Access Person wishes to purchase a security previously purchased by a Client or wishes to sell a security previously sold by a Client.

      D. RECORD KEEPING RESPONSIBILITY OF THE COMPLIANCE OFFICER. The Compliance Officer shall maintain a pre-clearance logbook. In it will be recorded information with regard to every pre-clearance request as follows:

           (1)  Date

           (2)  Name of Access Person making request

           (3) Name of company for which securities were requested to be pre-cleared

           (4)  Compliance Officer's Approval (Section VI. A or B- "Yes" or
                "No")

           (5) Type of pre-clearance authorization - Automatic (Section VI. A), or by the Compliance Officer (Section VI. B)

           The Compliance Officer shall maintain the confidentiality of the pre-clearance logbook.

      E. NON-EXEMPT TRANSACTIONS PROPOSED BY THE COMPLIANCE OFFICER. In the event that the Access Person proposing a personal securities transaction is also the Compliance Officer, the Access Person shall notify the Designated Managing Director prior to making a non-exempt transaction. The Designated Managing Director, in such case, shall independently assume the duties of the Compliance Officer (including, but not limited to, performing pre-clearance procedures and maintaining a pre-clearance logbook) with respect to each personal securities transaction proposed by the Compliance Officer.

VII.  REPORTING AND COMPLIANCE PROCEDURES

      A. QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report to the Compliance Officer, and the Compliance Officer shall submit a report to the Designated Managing Director, which shall specify the following information with respect to transactions during the preceding quarter in which such person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

           (1)  Title and the amount of the securities involved;

           (2) Date and nature of the transaction (i.e., purchase, sale, or other acquisition or disposition);

           (3)  Price at which the transaction was effected; and,

           (4) Name of the broker/dealer, or bank through whom the transaction was effected.

      B. BROKER-DEALER CONFIRMATIONS. Every Access Person shall, if requested, direct their broker-dealers, CUSTODIANS AND/OR OTHER THIRD PARTIES to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all accounts. If the Access Person is also the Compliance Officer, such person shall direct his or her broker-dealer, CUSTODIANS AND/OR OTHER THIRD PARTIES to supply such information to the Designated Managing Director.

      C. CERTIFICATIONS OF COMPLIANCE. Each year, Access Persons shall certify to the Compliance Officer, and the Compliance Officer shall certify to the Designated Managing Director, that (1) they have read and understand this Code of Ethics and recognize that they are subject to it, and (2) they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics. IN ADDITION, ACCESS PERSONS SHALL FROM TIME TO TIME, AT THE REQUEST OF WINSLOW, CERTIFY TO THE

           COMPLIANCE OFFICER, AND THE COMPLIANCE OFFICER SHALL CERTIFY TO THE DESIGNATED MANAGING DIRECTOR, REGARDING ANY OTHER MATTER GERMANE TO THIS CODE OF ETHICS.

      D. ANNUAL REPORT TO BOARD OF DIRECTORS. Each year the Compliance Officer and the Designated Managing Director shall prepare an annual report to Winslow's Board of Directors that:

           (1) Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

           (2) Identifies any material code or procedure violations, including any violations requiring significant remedial action during the past year; and

           (3) Identifies any recommended changes in existing restrictions or procedures based upon Winslow's experience under this Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

      E. INITIAL AND ANNUAL HOLDINGS REPORTS BY ACCESS PERSONS. Access Persons are required, within 10 days of commencement of employment and, thereafter, within 10 days following the end of each calendar year, to report all of their personal securities holdings (including securities in which they otherwise have a beneficial ownership interest) to the Compliance Officer. If the Access Person is also the Compliance Officer, such reports shall be submitted to the Designated Managing Director. Each initial and annual holdings report must be current as of a date no more than thirty (30) days before the report is submitted.

      F. REVIEW OF INITIAL AND ANNUAL HOLDINGS REPORTS; QUARTERLY REVIEW OF TRANSACTIONS. The Compliance Officer and the CHIEF EXECUTIVE OFFICER shall review each initial and annual holdings report and each quarterly report submitted by Access Persons. In the event that the Access Person is also the Compliance Officer, the Designated Managing Director and the CHIEF EXECUTIVE OFFICER shall review such transaction and holdings reports.

      G. DUTY TO REPORT. Upon discovering a violation or apparent violation of this Code of Ethics any person subject to this Code of Ethics shall bring the matter to the attention of the Compliance Officer. If the alleged violation is based on a transaction made by the Compliance Officer, such person shall bring the matter to the attention of the Designated Managing Director.

      H. OTHER CODES OF ETHICS. In addition to compliance with this Code of Ethics, Access Persons may also be subject to the codes of ethics of other investment advisers and mutual funds with respect to which Winslow provides investment advice or serves as investment adviser. In such case, Access Persons shall be responsible for complying with the restrictions, procedures and reporting obligations imposed by such codes. The Compliance Officer shall be responsible for coordinating compliance with this Code of Ethics and such other codes of ethics.

VIII. OPERATING GUIDELINES (ADVISORY PERSONS ONLY)

      A.   ENTERTAINMENT

           Entertainment by suppliers of goods and services to purchasers is an established business practice. Also, many desire to give luncheon or dinner meetings in order to make the best use of their own time in contacting purchasers of their research services. Therefore, the following entertainment practices will be acceptable:

                -   Breakfasts
                -   Luncheons
                -   After work cocktails
                -   Dinners

           Also, the following entertainment practices will be acceptable on an occasional basis:

                -   Tickets to theatrical performances and sporting events
                - Other recreational events such as boating, fishing, golf, tennis, etc.

           All of the above should be accepted in moderation and on a selective basis. Excessive entertainment is to be avoided in order to avoid any suggestion of bias in favor of any supplier's goods or services.

      B.   RESEARCH CONFERENCES

           Attendance at research conferences at which other benefits are provided will be acceptable; however, reimbursements of travel and hotel room expenses by broker-dealers must not be accepted. In no case will expenses of other family members be reimbursed.

      C.   GIFTS

           Gifts by suppliers of goods and services to purchasers is an established business practice; however, any such gifts with a value in excess of $50.00 must be returned. In no case should any gifts from a single source be accepted which aggregate more than $50.00 in any calendar year.

IX.   ENFORCEMENT; SANCTIONS

      A. Upon discovering a violation of this Code of Ethics, the Compliance Officer or the Designated Managing Director (as the case may be) shall report the incident to the Board of Directors of Winslow, which shall have the primary responsibility for enforcing the code and determining and imposing appropriate sanctions (which may include, without limitation, censure, suspension, termination of employment, or disgorgement of profits).

      B. In determining appropriate sanctions to be imposed for violations of the Code, the person or persons charged with enforcing the Code may consider any factors they deem relevant, including, without limitation:

           (1)  the degree of willfulness' of the violation;

           (2)  the severity of the violation;

           (3) the extent, if any, to which the violator profited or benefited from the violation;

           (4) the adverse effect, if any, of the violation on the involved Client;

           (5) the market value and liquidity of the class of securities involved in the violation;

           (6) the prior violations of the Code of Ethics, if any, by the violator;

           (7)  the circumstances of discovery of the violation; and

           (8) if the violation involved the purchase or sale of securities in violation of the Code, (a) the price at which the purchase or sale was made, and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the securities involved, and the period the securities have been held.

      C. RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of this Code of Ethics shall have the opportunity to appear before the Board of Directors of Winslow prior to the imposition of sanctions, at which time such person shall have the opportunity, orally or in writing, to respond to any and all charges.

                       QUARTERLY REPORT OF ACCESS PERSONS
                       PURSUANT TO THE CODE OF ETHICS FOR
                        WINSLOW CAPITAL MANAGEMENT, INC.

INSTRUCTIONS:

     (1) Not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit this report, as provided by the Code of Ethics. The Code of Ethics should be reviewed before completing the report; terms defined in the Code of Ethics have the same meanings in this report.

     (2)  This report need not include transactions set forth in Section V(A) OR
(E) of the Code, EXCEPT TRANSACTIONS IN SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES. HOWEVER, YOU NEED NOT REPORT MUTUAL FUND SHARE TRANSACTIONS EFFECTED ON YOUR BEHALF IN THE WINSLOW CAPITAL MANAGEMENT PROFIT SHARING AND SALARY SAVINGS PLAN.

     (3) If no reportable transactions have occurred during the period, put an "X" in the following box / /, and you may skip to the signature line.

     (4) This Report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

     (5) If you must file this report and transactions have occurred during the period, set forth the following information with respect to transactions during the most recently ended calendar quarter in any security in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the security:

                                                                      BROKER,
                                   DATE AND NATURE      PRICE        DEALER OR
                   TITLE AND       OF TRANSACTION    TRANSACTION   BANK THROUGH
      NAME OF      NUMBER OF      (I.E., PURCHASE,       WAS       WHOM TRANSFER
      ISSUER    SHARES OR UNITS    SALE OR OTHER)     EFFECTED       EFFECTED
     --------   ---------------   ----------------   -----------   -------------




         (If you need additional space, please attach additional pages.)

     (6) Questions regarding the completion of this report may be directed to the Compliance Officer of Winslow Capital Management, Inc..

     The answers to the foregoing are true and correct to the best of my information and belief.


Dated:
       -------------------              ----------------------------------------
                                        Signature of Person Filing Report

                                        Quarterly reviewer's initials:      ____

                                        Chief Executive Officer's initials: ____

                         ANNUAL REPORT OF ACCESS PERSONS
                       PURSUANT TO THE CODE OF ETHICS FOR
                        WINSLOW CAPITAL MANAGEMENT, INC.

     THE CODE OF ETHICS FOR WINSLOW CAPITAL MANAGEMENT, INC. SHOULD BE REVIEWED PRIOR TO COMPLETING THIS REPORT, AND TERMS DEFINED IN THE CODE OF ETHICS HAVE THE SAME MEANINGS IN THIS REPORT. NOT LATER THAN TEN (10) DAYS FOLLOWING THE END OF EACH CALENDAR YEAR, EACH ADVISORY PERSON SHALL SUBMIT THIS REPORT TO THE DIRECTOR OF COMPLIANCE.

     I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

     - That I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

     - That I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.

     - That I have complied with all requirements of the Code of Ethics, INCLUDING THE PROHIBITIONS ON LATE TRADING, EXCESSIVE OR ABUSIVE TRADING AND MARKET TIMING.

     -    That:

             / /    As of December 31,_____, I Beneficially Owned no securities.

                                       OR

             / /    Attached to this report is a true, correct and complete
     listing of all securities in which I had any direct or indirect Beneficial Ownership as of December 31, ___ .

     -    That:

             / /    During the year ended December 31, _____, I was not in
     possession of information which appeared to be material non-public information.

                                       OR

             / /    During the year ended December 31, _____, I was in
     possession of information which appeared to be material non-public information AND reported all such information as required by the Code of Ethics.

     QUESTIONS REGARDING THE COMPLETION OF THIS REPORT MAY BE DIRECTED TO THE COMPLIANCE OFFICER OF WINSLOW CAPITAL MANAGEMENT, INC..

     The answers to the foregoing questions (and any attached listing of Securities) are true, correct and complete to the best of my information and belief.

Dated: January __,_______
                                        ----------------------------------------
                                        Signature of Person Filing Report